Exhibit 99.1

McGrath RentCorp Announces Results for Second Quarter 2010

EPS Increases 3% to $0.31 for the Quarter

Rental Revenues Increase 6%

LIVERMORE, Calif.--(BUSINESS WIRE)--August 5, 2010--McGrath RentCorp (NASDAQ: MGRC), a diversified business to business rental company, today announced revenues for the quarter ended June 30, 2010, of $66.5 million, which was comparable to the second quarter of 2009. The Company reported net income of $7.4 million, or $0.31 per diluted share for the second quarter 2010, compared to net income of $7.0 million, or $0.30 per diluted share, in the second quarter 2009.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Our Company-wide quarter over quarter 6% increase in rental revenues reflects very strong business activity levels and rental revenue increases in both our electronics and tank rental businesses. Those very positive results were largely offset by our modular rental business that, although stabilized, is off significantly from a year ago.

For our electronics division, rental revenues for the period increased by $2.0 million, or 11% to $19.8 million from a year ago. However, income from operations nearly tripled to $4.0 million from 2009’s level. In addition to the higher rental revenue levels, our electronics business also benefited from lower depreciation expense and higher gross profit on equipment sales quarter over quarter. We would expect the much improved market conditions today from a year ago to favorably influence our rental revenue results for our electronics division during the second half of 2010.

Our tank rental business more than doubled rental revenues to $7.6 million from a year ago. The strong increase in rental revenues was directly related to higher business activity levels, supported by the addition of new branch locations, a larger sales force and expanding Adler’s rental equipment inventory. Quarter over quarter income from operations was up over four-fold to $3.0 million as prior quarter new employee and other start-up investments to ramp the Adler business began to payoff.

Our modular division rental revenues for the period decreased by $3.1 million, or 13% to $20.4 million from a year ago, with California being responsible for the majority of the reduction. Income from operations declined by 45% to $6.7 million. However, when examining our modular division’s results more closely, there are a number of positive signs that indicate we are potentially in the early stages of recovery. First, rental equipment utilization rose slightly in both May and June from the preceding months. Second, sequentially, from the first quarter of 2010, and quarter over quarter, rental revenue bookings were higher in each of our operating regions.

Although our modular rental business has decreased significantly from its peak 2007 earnings levels, the strong operating results of our electronics and tank rental divisions have driven our first quarter over quarter rental revenue and net income increases in over a year. As our modular business begins to recover, it will require limited new capital investment to increase rental revenues and we would expect to see a disproportionate share of this revenue drop to the pre-tax line.”

All comparisons presented below are to the quarter ended June 30, 2009 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2010, the Company’s Mobile Modular division reported a 45% decrease in income from operations to $6.7 million. Rental revenues decreased 13% to $20.4 million, which resulted in a decrease in gross profit on rental revenues of 27% to $11.2 million. Sales revenues decreased 42% to $4.1 million with gross profit on sales decreasing 58% to $0.9 million due to a lower mix of sales of used equipment having higher gross margins. Selling and administrative expenses increased 3% to $7.3 million as a result of increased investment in our Mid-Atlantic and Portable Storage growth initiatives.

TRS-RENTELCO

For the second quarter of 2010, the Company’s TRS-RenTelco division reported a 193% increase in income from operations to $4.0 million. Rental revenues increased 11% to $19.8 million. The increase in rental revenues together with 11% lower depreciation expense resulted in a 53% increase in gross profit on rental revenues to $7.6 million. Sales revenues decreased 6% to $5.0 million with gross profit on sales increasing 31% to $2.1 million, primarily due to higher margins on sales of used equipment. Selling and administrative expenses increased 7% to $6.1 million.

ADLER TANKS

For the second quarter of 2010, the Company’s Adler Tanks division reported a $2.4 million increase in income from operations to $3.0 million. Rental revenues increased 103% to $7.6 million, with gross profit on rental revenues increasing $3.1 million, or 134%. Rental related services revenues increased 68% to $2.4 million, with gross profit on rental related services increasing 44% to $0.5 million. Selling and administrative expenses increased 40% to $3.0 million.

OTHER SECOND QUARTER HIGHLIGHTS

  Debt increased $21.5 million during the quarter to $263.5 million, with the Company’s funded debt (notes payable) to equity ratio increasing from 0.89 to 1 at March 31, 2010 to 0.96 to 1 as of June 30, 2010. As of June 30, 2010, the Company had capacity to borrow an additional $103.5 million under its lines of credit.
  Dividend rate increased 2% to $0.225 per share for the second quarter 2010. On an annualized basis, this dividend represents a 3.7% yield on the August 4, 2010 close price of $24.42.
  Adjusted EBITDA decreased 1% to $30.0 million for the second quarter of 2010. At June 30, 2010, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 2.12 to 1 compared to 1.94 to 1 at March 31, 2010. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Form 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Form 10-K, 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company reconfirms its expectation that its 2010 full-year earnings per share will be in a range of $1.30 to $1.45 per diluted share. Such a forward-looking statement reflects McGrath RentCorp’s expectations as of August 5, 2010. Actual 2010 full-year earnings per share results may be materially different since they are affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland, Virginia and Washington, D.C. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey-based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Tanks and Boxes – www.AdlerTankRentals.com

Modular Buildings – www.MobileModularRents.com

Portable Storage – www.MobileModularRents-PortableStorage.com

Electronic Test Equipment – www.TRS-RenTelco.com

Environmental Test Equipment – www.TRS-Environmental.com

School Facilities Manufacturing – www.Enviroplex.com

CONFERENCE CALL NOTE

As previously announced in its press release of July 15, 2010, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 5, 2010 to discuss the second quarter 2010 results. To participate in the teleconference, dial 1-888-846-5003 (in the U.S.), or 1-480-629-9856 (outside the U.S.), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-406-7325 (in the U.S.), or 1-303-590-3030 (outside the U.S.). The pass code for the call replay is 4329570.

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology. Our expectation that improved market conditions will favorably impact our quarterly rental revenues in our electronics rental business during the second half of 2010, our belief that as our modular business begins to recover, it will require limited new capital investment, which would improve our results, and our expectations regarding 2010 full-year earnings per share are all forward-looking statements.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the continuation and deepening of the current recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers need and ability to rent our products, and the Company’s ability to access additional capital in the current uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate and operate Adler Tanks and other acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on August 5, 2010 and in our Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

REVENUES
Rental	$47,851	$45,083	$92,984	$93,455
Rental Related Services	8,201	8,162	15,317	17,299
Rental Operations	56,052	53,245	108,301	110,754
Sales	9,958	12,580	18,895	21,535
Other	513	649	1,057	1,340
Total Revenues	66,523	66,474	128,253	133,629

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	13,786	14,358	27,556	29,109
Rental Related Services	6,060	6,319	11,386	13,140
Other	9,777	8,047	18,749	16,577
Total Direct Costs of Rental Operations	29,623	28,724	57,691	58,826
Costs of Sales	6,372	8,799	12,252	15,472
Total Costs of Revenues	35,995	37,523	69,943	74,298
Gross Profit	30,528	28,951	58,310	59,331
Selling and Administrative Expenses	16,949	15,465	32,360	31,042
Income from Operations	13,579	13,486	25,950	28,289
Interest Expense	1,506	1,953	3,015	3,836
Income Before Provision for Income Taxes	12,073	11,533	22,935	24,453
Provision for Income Taxes	4,685	4,509	8,899	9,561
Net Income	$7,388	$7,024	$14,036	$14,892

Earnings Per Share:
Basic	$0.31	$0.30	$0.59	$0.63
Diluted	$0.31	$0.30	$0.58	$0.62
Shares Used in Per Share Calculation:
Basic	23,924	23,738	23,866	23,726
Diluted	24,201	23,804	24,136	23,827

Cash Dividends Declared Per Share	$0.225	$0.220	$0.450	$0.440

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in thousands)	2010	2009

ASSETS
Cash	$533	$1,187
Accounts Receivable, net of allowance for doubtful
accounts of $1,700 in 2010 and 2009	69,411	70,597
Income Taxes Receivable	1,176	6,251

Rental Equipment, at cost:
Relocatable Modular Buildings	513,004	504,018
Electronic Test Equipment	243,479	239,152
Liquid and Solid Containment Tanks and Boxes	107,886	80,916
	864,369	824,086
Less Accumulated Depreciation	(292,559)	(276,848)
Rental Equipment, net	571,810	547,238

Property, Plant and Equipment, net	78,234	77,092
Prepaid Expenses and Other Assets	15,727	14,240
Intangible Assets, net	13,269	13,670
Goodwill	27,700	27,661
Total Assets	$777,860	$757,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$263,500	$247,334
Accounts Payable and Accrued Liabilities	53,453	50,975
Deferred Income	20,777	24,744
Deferred Income Taxes, net	164,951	167,470
Total Liabilities	502,681	490,523

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,930 shares in 2010 and
23,795 shares in 2009	55,395	50,869
Retained Earnings	219,784	216,544
Total Shareholders’ Equity	275,179	267,413
Total Liabilities and Shareholders’ Equity	$777,860	$757,936

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$14,036	$14,892
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	30,588	32,041
Provision for Doubtful Accounts	844	722
Non-Cash Stock-Based Compensation	2,086	1,953
Gain on Sale of Rental Equipment	(4,745)	(5,202)
Change In:
Accounts Receivable	342	18,533
Income Taxes Receivable	5,075	5,940
Prepaid Expenses and Other Assets	(1,487)	629
Accounts Payable and Accrued Liabilities	2,900	(4,140)
Deferred Income	(3,967)	(7,700)
Deferred Income Taxes	(2,519)	7,997
Net Cash Provided by Operating Activities	43,153	65,665

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments related to Acquisition of Adler Tanks	—	(1,099)
Purchase of Rental Equipment	(59,207)	(33,673)
Purchase of Property, Plant and Equipment	(3,554)	(612)
Proceeds from Sale of Used Rental Equipment	10,965	15,175
Net Cash Used in Investing Activities	(51,796)	(20,209)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Payments) Under Bank Lines of Credit	28,166	(24,917)
Principal Payments on Senior Notes	(12,000)	(12,000)
Proceeds from the Exercise of Stock Options	2,087	518
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	352	34
Payment of Dividends	(10,616)	(9,962)
Net Cash Provided by (Used in) Financing Activities	7,989	(46,327)

Net Decrease in Cash	(654)	(871)
Cash Balance, beginning of period	1,187	1,325
Cash Balance, end of period	$533	$454

Interest Paid, during the period	$3,138	$4,271
Income Taxes Paid, during the period	$6,199	$1,537
Dividends Declared, not yet paid	$5,414	$5,225
Rental Equipment Acquisitions, not yet paid	$9,789	$10,876

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three Months Ended June 30, 2010
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$20,418	$19,812	$7,621	$—	$47,851
Rental Related Services	5,333	518	2,350	—	8,201
Rental Operations	25,751	20,330	9,971	—	56,052
Sales	4,056	4,951	8	943	9,958
Other	120	380	13	—	513
Total Revenues	29,927	25,661	9,992	943	66,523

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,424	9,083	1,279	—	13,786
Rental Related Services	3,690	563	1,807	—	6,060
Other	5,745	3,109	923	—	9,777
Total Direct Costs of Rental Operations	12,859	12,755	4,009	—	29,623
Costs of Sales	3,162	2,807	6	397	6,372
Total Costs of Revenue	16,021	15,562	4,015	397	35,995

Gross Profit (Loss)
Rental	11,249	7,620	5,419	—	24,288
Rental Related Services	1,643	(45)	543	—	2,141
Rental Operations	12,892	7,575	5,962	—	26,429
Sales	894	2,144	2	546	3,586
Other	120	380	13	—	513
Total Gross Profit	13,906	10,099	5,977	546	30,528
Selling and Administrative Expenses	7,254	6,057	2,990	648	16,949
Income (Loss) from Operations	$6,652	$4,042	$2,987	$(102)	13,579
Interest Expense					1,506
Provision for Income taxes					4,685
Net Income					$7,388

Other Information
Average Rental Equipment [1]	$488,754	$241,545	$93,414
Average Monthly Total Yield [2]	1.39%	2.73%	2.72%
Average Utilization [3]	67.7%	66.2%	66.2%
Average Monthly Rental Rate [4]	2.06%	4.13%	4.11%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three Months Ended June 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$23,534	$17,803	$3,746	$—	$45,083
Rental Related Services	6,340	426	1,396	—	8,162
Rental Operations	29,874	18,229	5,142	—	53,245
Sales	7,034	5,294	54	198	12,580
Other	143	498	8	—	649
Total Revenues	37,051	24,021	5,204	198	66,474

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,412	10,166	780	—	14,358
Rental Related Services	4,789	511	1,019	—	6,319
Other	4,728	2,667	652	—	8,047
Total Direct Costs of Rental Operations	12,929	13,344	2,451	—	28,724
Costs of Sales	4,902	3,659	37	201	8,799
Total Costs of Revenues	17,831	17,003	2,488	201	37,523

Gross Profit (Loss)
Rental	15,394	4,970	2,314	—	22,678
Rental Related Services	1,551	(85)	377	—	1,843
Rental Operations	16,945	4,885	2,691	—	24,521
Sales	2,132	1,635	17	(3)	3,781
Other	143	498	8	—	649
Total Gross Profit (Loss)	19,220	7,018	2,716	(3)	28,951
Selling and Administrative Expenses	7,064	5,639	2,132	630	15,465
Income (Loss) from Operations	$12,156	$1,379	$584	$(633)	13,486
Interest Expense					1,953
Provision for Income taxes					4,509
Net Income					$7,024

Other Information
Average Rental Equipment [1]	$476,314	$248,580	$55,468
Average Monthly Total Yield [2]	1.65%	2.39%	2.25%
Average Utilization [3]	75.3%	59.5%	53.3%
Average Monthly Rental Rate [4]	2.19%	4.01%	4.23%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six Months Ended June 30, 2010
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$41,006	$38,319	$13,659	$—	$92,984
Rental Related Services	10,259	1,039	4,019	—	15,317
Rental Operations	51,265	39,358	17,678	—	108,301
Sales	5,943	9,834	27	3,091	18,895
Other	218	814	25	—	1,057
Total Revenues	57,426	50,006	17,730	3,091	128,253

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	6,852	18,330	2,374	—	27,556
Rental Related Services	7,258	960	3,168	—	11,386
Other	10,831	5,996	1,922	—	18,749
Total Direct Costs of Rental Operations	24,941	25,286	7,464	—	57,691
Costs of Sales	4,410	5,946	27	1,869	12,252
Total Costs of Revenue	29,351	31,232	7,491	1,869	69,943

Gross Profit
Rental	23,323	13,993	9,363	—	46,679
Rental Related Services	3,001	79	851	—	3,931
Rental Operations	26,324	14,072	10,214	—	50,610
Sales	1,533	3,888	—	1,222	6,643
Other	218	814	25	—	1,057
Total Gross Profit	28,075	18,774	10,239	1,222	58,310
Selling and Administrative Expenses	13,904	11,453	5,664	1,339	32,360
Income (Loss) from Operations	$14,171	$7,321	$4,575	$(117)	25,950
Interest Expense					3,015
Provision for Income taxes					8,899
Net Income					$14,036

Other Information
Average Rental Equipment [1]	$487,688	$240,526	$86,699
Average Monthly Total Yield [2]	1.40%	2.66%	2.63%
Average Utilization [3]	67.9%	65.3%	65.5%
Average Monthly Rental Rate [4]	2.06%	4.07%	4.01%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six Months Ended June 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$48,389	$37,301	$7,765	$—	$93,455
Rental Related Services	13,533	897	2,869	—	17,299
Rental Operations	61,922	38,198	10,634	—	110,754
Sales	10,480	10,238	54	763	21,535
Other	305	1,020	15	—	1,340
Total Revenues	72,707	49,456	10,703	763	133,629

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	6,842	20,806	1,461	—	29,109
Rental Related Services	10,131	956	2,053	—	13,140
Other	9,752	5,672	1,153	—	16,577
Total Direct Costs of Rental Operations	26,725	27,434	4,667	—	58,826
Costs of Sales	7,477	7,205	37	753	15,472
Total Costs of Revenues	34,202	34,639	4,704	753	74,298

Gross Profit (Loss)
Rental	31,795	10,823	5,151	—	47,769
Rental Related Services	3,402	(59)	816	—	4,159
Rental Operations	35,197	10,764	5,967	—	51,928
Sales	3,003	3,033	17	10	6,063
Other	305	1,020	15	—	1,340
Total Gross Profit	38,505	14,817	5,999	10	59,331
Selling and Administrative Expenses	14,261	11,416	3,984	1,381	31,042
Income (Loss) from Operations	$24,244	$3,401	$2,015	$(1,371)	28,289
Interest Expense					3,836
Provision for Income taxes					9,561
Net Income					$14,892

Other Information
Average Rental Equipment [1]	$476,629	$251,063	$51,379
Average Monthly Total Yield [2]	1.69%	2.48%	2.52%
Average Utilization [3]	76.8%	60.5%	58.7%
Average Monthly Rental Rate [4]	2.20%	4.09%	4.29%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Net Income	$7,388	$7,024	$14,036	$14,892	$32,467	$35,741
Provision for Income Taxes	4,685	4,509	8,899	9,561	19,985	22,936
Interest	1,506	1,953	3,015	3,836	6,284	9,055
Income from Operations	13,579	13,486	25,950	28,289	58,736	67,732
Depreciation and Amortization	15,332	15,830	30,588	32,041	61,678	63,708
Non-Cash Stock-Based Compensation	1,067	978	2,086	1,953	3,736	3,801
Adjusted EBITDA [1]	$29,978	$30,294	$58,624	$62,283	$124,150	$135,241

Adjusted EBITDA Margin [2]	45%	46%	46%	47%	46%	45%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009	2010	2009
Adjusted EBITDA [1]	$29,978	$30,294	$58,624	$62,283	$124,150	$135,241
Interest Paid	(1,919)	(2,468)	(3,138)	(4,271)	(6,375)	(9,285)
Net Income Taxes Paid	(4,807)	(1,070)	(5,967)	(1,537)	(7,049)	(3,703)
Gain on Sale of Used Rental Equipment	(2,577)	(3,504)	(4,745)	(5,202)	(10,435)	(11,563)
Change in certain assets and liabilities:
Accounts Receivable, net	(6,370)	6,598	1,186	19,255	(2,655)	7,571
Income Taxes Receivable	5,075	5,940	5,075	5,940	5,075	5,940
Prepaid Expenses and Other Assets	(3,401)	(1,543)	(1,487)	629	1,786	258
Accounts Payable and Other Liabilities	(2,808)	1,321	(2,428)	(3,732)	(5,359)	(1,751)
Deferred Income	1,412	(1,856)	(3,967)	(7,700)	423	(3,667)
Net Cash Provided by Operating Activities	$14,583	$33,712	$43,153	$65,665	$99,561	$119,041

1 Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.
2 Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer